Exhibit 5.1

April 24, 2023

22nd Century Group, Inc.

500 Seneca Street, Suite 507

Buffalo, New York 14204

Re:	22nd Century Group Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to 22nd Century Group, a Nevada corporation (the “Company”), in connection with the filing on April 24, 2023, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of 5,675,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be offered and sold by the selling stockholders identified in the Registration Statement and the base prospectus (the “Base Prospectus”) contained therein (the “Shares”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the preparation of the Registration Statement and this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):

(i)	the Company’s Amended and Restated Articles of Incorporation as filed with the Secretary of State of the State of Nevada (the “Secretary of State”) on November 22, 2010 ;

(ii)	the Company’s by-laws;

(iii)	certain resolutions adopted by the board of directors of the Company (the “Board”) with respect to the Registration Statement;

(iv)	the Registration Statement, including the Base Prospectus contained therein, and exhibits thereto; and

(v)	such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.

For purposes of this opinion letter, we have not reviewed any documents other than the Documents. We have assumed that there exists no provision in any document relating to the matters covered by this opinion letter that we have not reviewed that is inconsistent with the Documents or the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects. In rendering the opinions set forth below, we have assumed without investigation (i) the genuineness of all signatures on the Documents; (ii) the legal capacity under all applicable laws and regulations of all natural persons signing each of the Documents as or on behalf of the parties thereto; (iii) the authenticity of all Documents submitted to us as originals; (iv) the conformity to authentic original documents of all Documents submitted to us as copies; and (v) that the Documents, in the forms submitted to us for our review, have not been and will not be, altered or amended in any respect material to our opinion as set forth herein.

In expressing our opinions below, we have assumed that: (i) the Registration Statement and any amendments thereto (including any and all post-effective amendments thereto) will have become effective under the Securities Act and will comply with all applicable laws; (ii) the Registration Statement (including any and all post-effective amendments thereto) will be effective under the Securities Act and will comply with all applicable laws at the time the Shares are offered or sold as contemplated by the Registration Statement (including any and all post-effective amendments thereto), the Base Prospectus, and any applicable prospectus supplement; (iii) no stop order suspending the effectiveness of the Registration Statement (including any and all post-effective amendments thereto) will have been issued and remain in effect; and (iv) all Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all post-effective amendments thereto), the Base Prospectus, and any applicable prospectus supplement(s).

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares are validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the Nevada Revised Statutes and we have not considered and express no opinion on the effect of any laws or the laws of any other state or jurisdiction, including state and federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ Greenberg Traurig, P.A.

Greenberg Traurig, P.A.